EXHIBIT 6(b)

AMENDED AND RESTATED BY-LAWS

OF

KEYPORT BENEFIT LIFE INSURANCE COMPANY

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors and for the transaction of such other business as may come before such meeting shall be held on the first Thursday in February of each year, or if such day is a holiday, on the next succeeding business day. If a sufficient number of Directors to conduct the business of the Company is not elected within one month of the date designated above for the election of such Directors at the Annual Meeting, the Directors shall call a special meeting of the shareholders for the purpose of electing Directors. If such special meeting of the shareholders is not called by the Directors within two weeks after the expiration of such period or if such special meeting is called but there is a failure to elect such Directors for a period of two months after the expiration of such period, the holders of ten percent of the votes of the shares entitled to vote in an election of Directors may, in writing, demand the call of a special meeting for the election of Directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The Secretary of the Company upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. At any such meeting called on demand of shareholders, notwithstanding Section 1.5, the shareholders attending, in person or by proxy, and entitled to vote in an election of Directors, shall constitute a quorum for the purpose of electing Directors, but not for the transaction of any other business.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Charter, may be called at such date, time and place, either within or without the State of New York by the Chairman, the Vice Chairman, the President or the Board of Directors and shall be called by the Secretary upon the written request, stating the purpose of the meeting, of shareholders who together own of record 10% of the outstanding stock entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 1.3 Notice of Meetings. Written notice of annual or special meetings stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 1.4 Adjournments. Any annual or special meeting of shareholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.5 Quorum. Except where otherwise provided by law or the Charter or these by-laws, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at each meeting of shareholders. In the absence of a quorum the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall be present.

Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman, or in his or her absence by the Vice Chairman, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Voting; Proxies; Vote Required by Action. Unless otherwise provided in the Charter, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote upon the matter in question for each share of stock having voting power held by such shareholder. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it (1) states that it is irrevocable and (2) is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or the Charter or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by proxy at the meeting.

Section 1.8 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to the taking of any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9 List of Shareholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, such directors shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 1.10 Consent of Shareholders in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock.

Article II

Board of Directors

Section 2.1 Number and Qualifications of Directors. The Board of Directors shall consist of a minimum of thirteen members and a maximum of twenty-five members. At all times, the majority of directors shall be citizens and residents of the United States and no fewer than three thereof shall be residents of the State of New York. No Director shall be less than eighteen years of age. At least one-third of the Directors shall be persons who are not officers or employees of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity ("Outside Directors"). Subject to such transition rules as may be adopted by the Board of Directors, except for any person who is an employee of the Corporation or its affiliates, no person shall be eligible to stand for election or re-election as a director of the Corporation if that person has reached the age of 70 years at the time of the election or re-election. Directors need not be shareholders.

Section 2.2 Filing of Notice of Election of Directors. No election of directors shall be valid unless a copy of the Notice of Election of Directors shall have been filed in the office of the Superintendent of Insurance of the State of New York at least ten days before the date of such election. Whenever any of the directors of the Corporation shall have resigned and successors shall have been elected pursuant to the provisions of these by-laws, such successors shall not take office nor exercise the duties of such office until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

Section 2.3 Election; Resignation; Removal; Vacancies. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting or until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. The shareholders by a majority vote at a meeting may remove any director with or without cause. Any director may be removed by the Board of Directors for cause, at any time, or whenever such action is required by the Superintendent of Insurance of the State of New York. Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum or by a plurality of the votes cast at a meeting of shareholders. Each director so elected shall hold office until the next succeeding annual meeting of shareholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there should be no remaining directors, vacancies shall be filled by the shareholders.

Section 2.4 Powers of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter of the Corporation or by these by-laws directed or required to be exercised or done by the shareholders, including, without limitation, the creation of one or more separate accounts and adoption of rules and regulations providing for the operation and management of any such separate account by a board, committee or other body selected and authorized by such rules and regulations and the provisions of the Charter of the Corporation.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and such place within or without the State of New York as the Board of Directors may from time to time determine.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called at such time and such place within or without the State of New York by the Chairman, the Vice Chairman, the President, the Secretary or by one-third of the members of the Board of Directors. Reasonable notice of the meeting shall be given by the person or persons calling the meeting.

Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business; provided that at least one Outside Director must be included in any quorum for the transaction of business at any meeting of the Board. Except where otherwise provided by law, the Charter or these by-laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman, or in his or her absence by the Vice Chairman, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Action Without a Meeting. Unless otherwise restricted by the Charter or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or all regular members of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.10 Audit/Nominating Committee. The Board of Directors shall establish one committee comprised solely of Outside Directors and shall designate a Chairman thereof. Such committee shall consist of at least five members and shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Corporation's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders, and evaluating the performance of officers deemed to be principal officers of the Corporation, recommending to the Board of Directors the selection and compensation of such principal officers and recommending to the Board of Directors any plan to issue options to the Corporation's officers and directors for the purchase of shares of stock, pursuant to Section 1207 of the New York Insurance Law. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified regular member at any meeting of the committee. In the event a vacancy occurs in the membership of a committee between meetings of the Board of Directors, the Chairman is authorized and empowered to appoint a member of the Board of Directors as a successor member of the committee to serve until the next regular or special meeting of the Board of Directors.

Section 2.11 Committees. The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of five or more of the directors of the Corporation. The Board of Directors shall designate a Chairman of each such committee. Not less than one-third of the members of each such committee shall be Outside Directors. Action shall be taken by a majority vote of members present. A majority of the members of any such committee shall constitute a quorum of such committee, provided that such quorum contains one or more directors who are Outside Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified regular member at any meeting of the committee. In the event a vacancy occurs in the membership of a committee between meetings of the Board of Directors, the Chairman is authorized and empowered to appoint a member of the Board of Directors as a successor member of the committee to serve until the next regular or special meeting of the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to exercise any authority prohibited by Section 712 of the New York Business Corporation Law or other applicable statute.

Section 2.12 Committee Rules. Except as these by-laws or the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 2.13 Compensation. The compensation of the members of the Board of Directors shall be authorized by the holders of a majority of the outstanding stock. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors, a stated salary as director or a combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE III

Officers

Section 3.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President, a Secretary and a Treasurer and such other officers as it shall deem necessary. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Except for the offices of President and Secretary any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 3.2 Compensation. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.3 Chairman. The Board of Directors may choose a Chairman from among its members. The Chairman shall preside at all meetings of the Board of Directors and of the shareholders and shall have and may exercise such other powers as the Board of Directors may prescribe from time to time.

Section 3.4 Vice Chairman. The Board of Directors may choose a Vice Chairman from among its members. In the absence of the Chairman, the Vice Chairman shall preside at all meetings of the Board of Directors and of the shareholders and shall have and may exercise such other powers as the Board of Directors may prescribe from time to time.

Section 3.5 President. In the absence of the Chairman and Vice Chairman, the President shall preside at all meetings of the Board of Directors and of the shareholders and shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation. The President shall perform all duties incident to the office of president of a corporation and shall have and may exercise such other powers as the Board of Directors may prescribe from time to time.

Section 3.6 Vice President. The Vice President or Vice Presidents, at the request of the President or in his or her absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may give any of them such further designation as it considers desirable and may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or the President.

Section 3.7 Secretary. The Secretary shall record all proceedings of meetings of the shareholders and Board of Directors and any standing committees thereof in a book to be kept for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, shall be custodian of the records of the Corporation, and the corporate seal, and shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may be assigned by the Board of Directors or the President.

Section 3.8 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall from time to time be selected by or under authority of the Board of Directors; if required by the Board of Directors, he or she shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine; he or she shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and in general he or she shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned by the Board of Directors or the President and as may be provided by laws.

Section 3.9 Other Officers. The Board of Directors may from time to time appoint such other officers as it shall deem necessary and may delegate to them such powers and duties as it may deem desirable.

ARTICLE IV

Stock

Section 4.1 Certificates; Facsimile Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President and the Treasurer or the Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 4.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.3 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and in accordance with all applicable provisions of law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.4 Registered Shareholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, whether or not the Corporation shall have either actual or constructive notice thereof.

ARTICLE V

Miscellaneous

Section 5.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 5.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 5.3 Manner of Giving Notice. Whenever notice is required to be given to any director or shareholder under the provisions of the law, the Charter or these by-laws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given when deposited in the United States mail. Notice may also be given by telephone or telegram.

Section 5.4 Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever any notice is required to be given under the provisions of the law, the Charter or these by-laws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice.

Section 5.5 Telephonic Meetings Permitted. The Board of Directors, or any committee designated by the Board, may meet by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 5.6 Indemnification of Directors, Officers and Employees. The Corporation may by action of the Board of Directors indemnify to the full extent and in the manner authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation.

Section 5.7 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

Section 5.8 Conflicts of Interest. No director, officer or employee of the Corporation shall receive, in addition to his or her fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Corporation or any affiliate or subsidiary thereof; nor shall he or she be pecuniarily interested, either as principal, co-principal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan.

Section 5.9 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 5.10 Amendment of By-Laws. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the shareholders at any meeting of the shareholders.

Section 5.11 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting out of any funds legally available therefor.

Section 5.12 Execution of Instruments. Except as otherwise provided in these by-laws, all deeds, mortgages, bonds, contracts, policies, reports, documents and other instruments may be executed on behalf of the Corporation by the President or any Vice President or by any other officer or other person or persons authorized to act in such manner, whether by law, the Charter, these by-laws, or any general or special authorization of the Board of Directors. The corporate seal may be affixed and attested by the Secretary or other officer or person or persons authorized by the Board of Directors.

Section 5.13 Facsimile Signatures. Any policy, insurance contract, annuity contract, contract of deposit, premium receipt, dividend notice or endorsement or amendment of any such instrument may be signed by means of an engraved, lithographed or otherwise mechanically produced facsimile of the signature of the President, Secretary or other person or persons as may be designated for this purpose by resolution of the Board of Directors, and the execution by the Corporation of any such instrument so signed shall be as valid and binding upon the Corporation as though manual signatures of the authorized officers had been used in the signing thereof. If any officer whose facsimile signature has been used as above provided has ceased to hold office prior to the delivery of the instrument, the instrument may nevertheless be issued and delivered by the Corporation and shall be valid and binding on the Corporation.

Section 5.14 Disbursement of Funds. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.15 Voting Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman, the President, or any Vice President shall have the full power and authority to attend and act and vote at any meeting of shareholders of any Corporation in which the Corporation may hold stock, and the Chairman, the President, or any Vice President of the Corporation may execute proxies authorizing designated persons to vote shares of stock of other corporations standing in the name of the Corporation.